Exhibit 10.20

FIRST AMENDMENT AND WAIVER TO LOAN AND SECURITY AGREEMENT

THIS FIRST AMENDMENT AND WAIVER TO LOAN AND SECURITY AGREEMENT (this "Amendment") is entered into as of November 2, 2018, by and between CUTERA, INC., a Delaware corporation ("Borrower"), and WELLS FARGO BANK, NATIONAL ASSOCIATION ("Bank").

RECITALS

WHEREAS, Borrower is currently indebted to Bank pursuant to the terms and conditions of that certain Loan and Security Agreement between Borrower and Bank dated as of May 30, 2018, as amended from time to time ("Agreement").

WHEREAS, prior to the effectiveness of this Amendment, the commitment amount and Revolving Line was an aggregate principal amount up to Twenty Five Million Dollars ($25,000,000).

WHEREAS, Bank and Borrower have agreed, subject to and in accordance with the terms of this Amendment, to reduce the aggregate commitment amount to an aggregate principal amount not to exceed Fifteen Million Dollars ($15,000,000) as of the First Amendment Date, and to permit Borrower to request an uncommitted accordion increase, subject in all respects to the terms of Section 2.1.1(d), in an aggregate amount not to exceed Ten Million Dollars ($10,000,000).

WHEREAS, Bank and Borrower have agreed to such reduction to the commitment amount and to certain other changes in the terms and conditions set forth in the Agreement and have agreed to amend the Agreement to reflect said changes subject to and in accordance with this Amendment.

NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that the Agreement shall be amended as follows:

1.           Waiver. Borrower acknowledges that there is an existing and uncured Event of Default arising from Borrower’s failure to comply with Section 6.7(b) (Minimum TTM Adjusted EBITDA) of the Agreement as of the last day of the fiscal quarter ended June 30, 2018 (the “Existing Default”). Provided that Borrower complies with the terms and conditions of this Amendment and the Agreement after the date of this Amendment, Bank waives the Existing Defaults. Bank does not waive any failure to comply with the above-referenced Section of the Agreement after the date of this Amendment and Bank does not waive any other failure by Borrower to perform its Obligations under the Loan Documents at any time. This waiver is not a continuing waiver with respect to any failure to perform any Obligation, is specific as to content and time and shall not constitute a waiver of any other current or future default or breach of any covenants contained in the Agreement or the terms and conditions of any other documents signed by a Borrower in favor of Bank. The Bank may still exercise its rights or any other or further rights against Borrowers because of any other breach not waived.

2.	A new clause (d) is added to Section 2.1.1 to read as follows:

(d)

Increase in Commitments. On any Business Day occurring at least 90 calendar days prior to the Maturity Date, Borrower may by written notice to Bank elect to request an increase in the Revolving Line by an aggregate amount not in excess of Ten Million Dollars ($10,000,000). Each such notice shall specify the date on which Borrower proposes that the increase in the Revolving Line shall be effective, which shall be a date not less than fifteen (15) Business Days after the date on which such notice is delivered to Bank; provided that Bank may elect or decline, in its sole and absolute discretion, to provide such increase in the Revolving Line. Each increase in the Revolving Line shall be in an aggregate amount of Five Million Dollars ($5,000,000) or any whole multiple of Five Million Dollars ($5,000,000) in excess thereof (provided that such amount may be less than Five Million Dollars ($5,000,000) if such amount represents all remaining availability under the aggregate limit in respect of all such increases set forth above).

3.	Section 2.3 is hereby amended and restated to read as follows:

2.3	Fees. Borrower shall pay to Bank:

(a)	Facility Fee. Borrower shall pay to Bank a facility fee equal to $15,000, payable on the First Amendment Date.

(b)

Unused Commitment Fee. Borrower shall pay to Bank a fee equal to (a) 0.25% per annum if the Leverage Ratio is less than 1.00 to 1.00, (b) 0.30% per annum if the Leverage Ratio is equal to or greater than 1.00 to 1.00, but less than 2.00 to 1.00, and (c) 0.35% per annum if the Leverage Ratio is equal to or greater than 2.00 to 1.00, in each case computed on the basis of a 360-day year, actual days elapsed, of the difference between Fifteen Million Dollars ($15,000,000) (or such greater amount as increased pursuant to Section 2.1.1(d)) and the average outstanding principal balance of the Advances during the applicable quarter, which fee shall be due and payable by Borrower in arrears on the first day of each calendar quarter beginning September 1, 2018.

(c)

Bank Expenses. All Bank Expenses (including reasonable attorneys’ fees and expenses for documentation and negotiation of this Agreement) incurred through and after the Effective Date, when due (or, if no stated due date, upon demand by Bank).

4.	A new clause (d) is added to Section 3.2 to read as follows:

(d)        Bank has determined to its satisfaction Borrower’s pro forma compliance with all covenants contained in this Agreement, including without limitation the covenants contained in Section 6.7, and has received evidence of such pro forma compliance from Borrower in form and substance satisfactory to Bank

5.	Section 6.7(a) is hereby amended and restated to read as follows:

6.7	Financial Covenants. Borrower shall maintain the following:

(a)	Maximum Funded Debt to TTM Adjusted EBITDA. At all times, a maximum ratio of Funded Debt to TTM Adjusted EBITDA of 2.00 to 1.00.

(b)

Minimum Adjusted EBITDA; Minimum TTM Adjusted EBITDA. As of the last day of the third fiscal quarter in 2018, Adjusted EBITDA not less than One Million Dollars ($1,000,000). As of the last day of the fourth fiscal quarter in 2018, Adjusted EBITDA not less than Two Million Five Hundred Thousand Dollars ($2,500,000). As of the last day of the first fiscal quarter in 2019, TTM Adjusted EBITDA not less than Four Million Dollars ($4,000,000). As of the last day of the second fiscal quarter in 2019, TTM Adjusted EBITDA not less than Four Million Dollars ($4,000,000). As of the last day of the third fiscal quarter in 2019, TTM Adjusted EBITDA not less than Six Million Five Hundred Thousand Dollars ($6,500,000). As of the last day of each fiscal quarter thereafter, TTM Adjusted EBITDA not less than Ten Million Dollars ($10,000,000).

(c)

Minimum Cash Balance. At all times, measured on a monthly basis, a balance of unrestricted cash equal to at least Fifteen Million Dollars ($15,000,000), Thirteen Million Dollars ($13,000,000) of which shall be maintained at Bank. As of the last day of each calendar quarter, a balance of unrestricted cash equal to at least Twenty Million Dollars ($20,000,000). Within twenty (20) days after the end of each calendar month, Borrower shall deliver to Bank copies of bank statements and a Minimum Cash Compliance Certificate evidencing compliance with this Section 6.7(c). This section 6.7(c) shall not apply if and when Borrower achieves Fifteen Million Dollars ($15,000,000) of TTM Adjusted EBITDA

6.	Section 7.3 is hereby amended and restated to read as follows:

7.3         Mergers or Acquisitions. Merge or consolidate, or permit any of its Subsidiaries to merge or consolidate, with any other Person, or acquire, or permit any of its Subsidiaries to acquire, all or substantially all of the capital stock or property of another Person (including, without limitation, by the formation of any Subsidiary), provided, however, that this section shall not restrict a merger with another Person or acquisition of stock or assets of another Person so long as Borrower is the surviving entity and all of the following conditions are satisfied: (A) such Person is in the same line of business as the Borrower or a business reasonably related thereto, (B) (i) the aggregate consideration (including assumption of any liabilities), other than consideration consisting solely of Borrower’s common stock, does not exceed the sum of Five Million Dollars ($5,000,000) unless and until Borrower achieves Ten Million Dollars ($10,000,000) of TTM Adjusted EBITDA as demonstrated on a Compliance Certificate delivered by Borrower on a quarterly basis, and (ii) the aggregate consideration (including assumption of any liabilities), other than consideration consisting solely of Borrower’s common stock, does not exceed the sum of Ten Million Dollars ($10,000,000) in any calendar year or the sum of Twenty Million Dollars ($20,000,000) during the term of this Agreement, (C) no Event of Default shall exist either immediately before or immediately following consummation of such transaction, (D) Borrower’s board of directors has approved such transaction, (E) Borrower has provided to Bank a reasonable set of pro forma financial statements covering the nine month period following the consummation of such transaction, and (F) Borrower has provided to Bank written confirmation of (supported by reasonably detailed calculations and a reasonable set of pro forma financial statements evidencing), at the time of consummation of such transaction and immediately thereafter, a pro forma cash balance of at least Twenty Five Million Dollars ($25,000,000) and a pro forma Leverage Ratio of 1.75 to 1.00. A Subsidiary may merge or consolidate into another Subsidiary or into Borrower.

7.	The following terms and their respective definitions in Section 13 are amended to read as follows:

“Adjusted EBITDA” shall mean (a) Net Income, plus (b) Interest Expense, plus (c) to the extent deducted in the calculation of Net Income, depreciation expense and amortization expense, plus (d) income tax expense, plus (e) non-cash stock compensation expenses, less (f) one-time income.

“Compliance Certificate” is that certain Compliance Certificate in the form attached hereto as Exhibit D.

“First Amendment Date” means November 2, 2018.

“Minimum Cash Compliance Certificate” is that certain Minimum Cash Compliance Certificate in the form attached hereto as Exhibit E.

“Revolving Line” is an aggregate principal amount equal to the greater of (i) Ten Million Dollars ($10,000,000), (ii) Twelve Million Five Hundred Thousand Dollars ($12,500,000), if and when Borrower delivers a Compliance Certificate showing TTM Adjusted EBITDA not less than Seven Million Five Hundred Thousand Dollars ($7,500,000), or (iii) Fifteen Million Dollars ($15,000,000), if and when Borrower delivers a Compliance Certificate showing TTM Adjusted EBITDA not less than Ten Million Dollars ($10,000,000).

“Permitted Indebtedness” is:

(a)	Borrower’s Indebtedness to Bank under this Agreement and the other Loan Documents;

(b)	Indebtedness existing on the Effective Date and shown on the Perfection Certificate;

(c)	Subordinated Debt;

(d)	unsecured Indebtedness to trade creditors incurred in the ordinary course of business;

(e)	Indebtedness incurred as a result of endorsing negotiable instruments received in the ordinary course of business;

(f)	Indebtedness secured by Liens permitted under clauses (a) and (c) of the definition of “Permitted Liens” hereunder;

(g)

Other Indebtedness not to exceed Two Million Dollars ($2,000,000) in the aggregate only if Borrower has reached Ten Million Dollars ($10,000,000) of TTM Adjusted EBITDA as demonstrated on a Compliance Certificate delivered by Borrower on a quarterly basis; and

(h)

extensions, refinancings, modifications, amendments and restatements of any items of Permitted Indebtedness (a) through (c) above, provided that the principal amount thereof is not increased or the terms thereof are not modified to impose more burdensome terms upon Borrower or its Subsidiary, as the case may be.

“Permitted Investments” are:

(a)	Investments (including, without limitation, Subsidiaries) existing on the Effective Date and shown on the Perfection Certificate;

(b)	Investments consisting of Cash Equivalents;

(c)	Investments consisting of the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of Borrower;

(d)	Investments consisting of deposit accounts in which Bank has a perfected security interest;

(e)	Investments accepted in connection with Transfers permitted by Section 7.1;

(f)	Investments consisting of the creation of a Subsidiary for the purpose of consummating a merger transaction permitted by Section 7.3 of this Agreement, which is otherwise a Permitted Investment;

(g)

Investments consisting of (i) travel advances and employee relocation loans and other employee loans and advances in the ordinary course of business, and (ii) loans to employees, officers or directors relating to the purchase of equity securities of Borrower or its Subsidiaries pursuant to employee stock purchase plans or agreements approved by Borrower’s Board of Directors;

(h)

If Borrower has provided to Bank a set of pro forma financial statements satisfactory to Bank evidencing a pro forma cash balance of Twenty Five Million Dollars ($25,000,000), Investments consisting of the repurchase of Borrower’s equity securities in an aggregate sum not to exceed the lesser of (i) Five Million Dollars ($5,000,000) unless and until Borrower achieves Ten Million Dollars ($10,000,000) of TTM Adjusted EBITDA as demonstrated on a Compliance Certificate delivered by Borrower on a quarterly basis, (ii) Ten Million Dollars ($10,000,000) in any calendar year, and/or (iii) Twenty Million Dollars ($20,000,000) during the term of this Agreement;

(i)

Investments (including debt obligations) received in connection with the bankruptcy or reorganization of customers or suppliers and in settlement of delinquent obligations of, and other disputes with, customers or suppliers arising in the ordinary course of business;

(j)

Investments consisting of notes receivable of, or prepaid royalties and other Advances, to customers and suppliers who are not Affiliates, in the ordinary course of business; provided that this paragraph (j) shall not apply to Investments of Borrower in any Subsidiary; and

(k)	Other Investments in an aggregate amount not to exceed $5,000,000 during the term of this Agreement.

8.               The Compliance Certificate attached to the Agreement as Exhibit D is hereby amended to be in the form attached hereto as Exhibit D (Compliance Certificate).

9.               A new Exhibit E (Minimum Cash Compliance Certificate) is hereby added to the Agreement in the form attached hereto as Exhibit E (Minimum Cash Compliance Certificate).

10.            As a condition to the effectiveness of this Amendment, Bank shall have received, in form and substance satisfactory to Bank, a Securities Account Control Agreement, duly executed by Borrower, Bank and WELLS FARGO BANK, NATIONAL ASSOCIATION, acting through its business unit, Institutional Retirement and Trust (as “Intermediary”).

11.             The amendments set forth in the above paragraphs shall be effective upon the execution and delivery to Bank of Borrower’s Borrowing Resolutions and Borrowing Certificate and all other contracts, instruments and documents required by Bank to evidence such amendments.

12.            In consideration of the changes set forth herein and as a condition to the effectiveness hereof, immediately upon signing this Amendment, Borrower shall pay to Bank the expenses that Bank incurred in connection with this Amendment.

13.             Except as specifically provided herein, all terms and conditions of the Agreement remain in full force and effect, without waiver or modification. All terms defined in the Agreement shall have the same meaning when used in this Amendment. This Amendment and the Agreement shall be read together, as one document.

14.            Borrower hereby remakes all representations and warranties contained in the Agreementand reaffirms all covenants set forth therein. Borrower further certifies that as of the date of this Amendment there exists no Event of Default as defined in the Agreement, nor any condition, act or event which with the giving of notice or the passage of time or both would constitute any such Event of Default.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the day and year first written above.

CUTERA, INC.	WELLS FARGO BANK,
NATIONAL ASSOCIATION

By:	By:
Name:	Name:
Title:	Title:

EXHIBIT D

COMPLIANCE CERTIFICATE

TO: WELLS FARGO BANK, NATIONAL ASSOCIATION	Date:
FROM: CUTERA, INC.

The undersigned authorized officer of Cutera, Inc. (“Borrower”) certifies that under the terms and conditions of the Loan and Security Agreement between Borrower and Bank (the “Agreement”):

(1) Borrower is in complete compliance for the period ending                                           with all required covenants except as noted below; (2) there are no Events of Default; (3) all representations and warranties in the Agreement are true and correct in all material respects on this date except as noted below; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date; (4) Borrower, and each of its Subsidiaries, has timely filed all required tax returns and reports, and Borrower has timely paid all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Borrower except as otherwise permitted pursuant to the terms of Section 5.9 of the Agreement; and (5) no Liens have been levied or claims made against Borrower or any of its Subsidiaries relating to unpaid employee payroll or benefits of which Borrower has not previously provided written notification to Bank.

Attached are the required documents supporting the certification. The undersigned certifies that these are prepared in accordance with GAAP consistently applied from one period to the next except as explained in an accompanying letter or footnotes. The undersigned acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered. Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Agreement.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting and Financial Covenants	Required	Complies

Quarterly Financial Statements with Compliance Certificate	Quarterly within 45 days	Yes No
Public disclosure of legal actions	Promptly	Yes No
Annual financial statement (CPA Audited) + CC	FYE within 90 days	Yes No
Maximum Funded Debt to TTM Adjusted EBITDA	2.0:1.0	Yes No
Minimum Adjusted EBITDA	$1,000,000 Q3’18 $2,500,000 Q4’18	Yes No
Minimum TTM Adjusted EBITDA	$4,000,000 Q1’19 $4,000,000 Q2’19 $6,500,000 Q3’19 $10,000,000 beginning October 1, 2019 and thereafter	Yes No

The following are the exceptions with respect to the certification above: (If no exceptions exist, state “No exceptions to note.”)

CUTERA, INC.	BANK USE ONLY

Received by:
By:		AUTHORIZED SIGNER
Name:	Date:
Title:
Verified:
AUTHORIZED SIGNER
Date:

Compliance Status: Yes No

Schedule 1 to Compliance Certificate

Financial Covenants of Borrower

In the event of a conflict between this Schedule and the Loan Agreement, the terms of the Loan Agreement shall govern.

Dated:

I.           Maximum Funded Debt to TTM Adjusted EBITDA* (Section 6.7(a))

Required:           2.00:1.00

Actual:                        :

A.	Aggregate value of indebtedness for borrowed money or the deferred price of property or services, such as reimbursement and other obligations for surety bonds and letters of credit	$

B.	Aggregate value of obligations evidenced by notes, bonds, debentures or similar instruments	$

C.	Aggregate value of capital lease obligations	$

D.	Aggregate value of Contingent Obligations	$

E.	Funded Debt (the sum of lines A through D)	$

F.	Net Income	$

G.	Interest Expense	$

H.	To the extent deducted in the calculation of Net Income:

	1. Depreciation expense	$

	2. Amortization expense	$

	3. The sum of lines 1 and 2	$

I.	income tax expense	$

J.	non-cash stock compensation expenses	$

K.	one time income	$

L.	TTM Adjusted EBITDA* (sum of line F, line G, line H3, line I and line J) minus line K	$

M.	Line E divided by Line L	$

Is line M equal to or greater than 2.00:1.00?

NOT in compliance	IN compliance

*determined on a trailing 12 month basis

II.         Adjusted EBITDA (Section 6.7(b))

Required:      $1,000,000 (Q3’18)

Actual:          $

A.	Adjusted EBITDA (Q3’18)	$

Is line A equal to or greater than $1,000,000

No, not in compliance	Yes, in compliance

Required:     $2,500,000 (Q4’18)

Actual:         $

A.	Adjusted EBITDA (Q4’18)	$

Is line A equal to or greater than $2,500,000

No, not in compliance	Yes, in compliance

III.       TTM Adjusted EBITDA* (Section 6.7(b))

Required:     $4,000,000 (Q1’19)

Actual:         $

A.	TTM Adjusted EBITDA (Q1’19)	$

Is line A equal to or greater than $4,000,000

No, not in compliance	Yes, in compliance

Required:     $4,000,000 (Q2’19)

Actual:         $

A.	TTM Adjusted EBITDA (Q2’19)	$

Is line A equal to or greater than $4,000,000

No, not in compliance	Yes, in compliance

Required:     $6,500,000 (Q3’19)

Actual:     $

A.	TTM Adjusted EBITDA (Q3’19)	$

Is line A equal to or greater than $6,500,000

No, not in compliance	Yes, in compliance

Required:     $10,000,000 (Q4’19 and thereafter)

Actual:         $

A.	TTM Adjusted EBITDA (Q4’19 and thereafter)	$

Is line A equal to or greater than $10,000,000

No, not in compliance	Yes, in compliance

*determined on a trailing 12 month basis

EXHIBIT E

MINIMUM CASH COMPLIANCE CERTIFICATE

TO: WELLS FARGO BANK, NATIONAL ASSOCIATION	Date:
FROM: CUTERA, INC.

The undersigned authorized officer of Cutera, Inc. (“Borrower”) certifies that under the terms and conditions of the Loan and Security Agreement between Borrower and Bank (the “Agreement”):

(1)     Borrower is in complete compliance for the period ending                               with all required covenants except as noted below; (2) there are no Events of Default; (3) all representations and warranties in the Agreement are true and correct in all material respects on this date except as noted below; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date; (4) Borrower, and each of its Subsidiaries, has timely filed all required tax returns and reports, and Borrower has timely paid all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Borrower except as otherwise permitted pursuant to the terms of Section 5.9 of the Agreement; and (5) no Liens have been levied or claims made against Borrower or any of its Subsidiaries relating to unpaid employee payroll or benefits of which Borrower has not previously provided written notification to Bank.

Attached are the required documents supporting the certification. The undersigned certifies that these are prepared in accordance with GAAP consistently applied from one period to the next except as explained in an accompanying letter or footnotes. The undersigned acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered. Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Agreement.

Please indicate compliance status by circling Yes/No under “Complies” column.

Minimum Cash Covenant*	Required	Complies

Minimum Cash Balance	$15,000,000 at all times $13,000,000 maintained at Bank at all times $20,000,000 at each calendar quarter end	Yes No
Bank statements and Compliance Certificate	Monthly, within 20 days	Yes No

*applicable until Borrower achieves $15,000,000 of TTM Adjusted EBITDA

Balance of unrestricted cash	$

Balance of unrestricted cash maintained at Bank	$

No, not in compliance	Yes, in compliance

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The following are the exceptions with respect to the certification above: (If no exceptions exist, state “No exceptions to note.”)

CUTERA, INC.	BANK USE ONLY

Received by:
By:		AUTHORIZED SIGNER
Name:	Date:
Title:
Verified:
AUTHORIZED SIGNER
Date:

Compliance Status: Yes No